Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 12, 2012, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus for the registration of Senior Cash Pay/PIK Notes due 2018.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

July 29, 2013